[LETTER HEAD OF Kyle L. Tingle, CPA, LLC]

January 8, 2007

Securities and Exchange
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Averox, Inc.
      Commission File No. 000-28867

Gentlemen:

This letter is to be filed in connection with the Periodic Report filed on Form 8-KJ A, Amendment No.2 by Averox, Inc., formerly Flickering Star Financial, Inc. ("the Company"), which we have reviewed, to be filed with the Securities and Exchange Commission.

We were previously the principal accountants for the Company through November 13, 2006 when our appointment was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated November 13, 2006 and agree with such statements.

At this time, there are no accounting disagreements on the financial statements prepared by this firm and filed with the Securities and Exchange Commission.

If you have any questions regarding this communication, please contact Kyle L. 450-2200.

Sincerely,


/s/ Kyle L. Tingle, CPA, LLC

Kyle L. Tingle, CPA, LLC